UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Earliest Event Reported: June 30, 2005

Date of Report: June 30, 2005

I-Sector Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31949	76-0515249

(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

6401 Southwest Freeway
Houston, Texas 77074

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 795-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02 UNREGISTERED SALES OF SECURITIES
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
EXHIBIT INDEX
Asset Purchase Agreement
Text of press release dated June 30, 2005

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     As announced in a press release issued on June 30, 2005, I-Sector Corporation, a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement, dated as of June 29, 2005 (the “Asset Purchase Agreement”), with InfoGroup Northwest, Inc., a Oregon corporation (“InfoGroup”), and InfoGroup’s sole shareholder (the “Shareholder”), to acquire all of the assets of InfoGroup’s network solutions business with branches in Seattle, Washington, and Portland and Eugene, Oregon. The Company completed the acquisition simultaneously with the execution of the Asset Purchase Agreement. Neither InfoGroup nor the Shareholder has any prior affiliation with the Company. The Asset Purchase Agreement contains customary representations and warranties and requires InfoGroup and the Shareholder to indemnify the Company for certain liabilities arising under the Asset Purchase Agreement, subject to certain limitations and conditions.

     The consideration paid at closing pursuant to the Asset Purchase Agreement is an amount of cash equal to $1,900,000 and 63,516 shares of the Company’s Common Stock, $0.001 par value (the “Common Stock”), which amount of shares was determined by dividing $500,000 by the average closing price per share for the Common Stock as reported by AMEX for the five consecutive trading days ending prior to June 27, 2005.

     The Company will pay InfoGroup additional purchase price consideration if operating profit attributable to InfoGroup’s former Seattle, Washington, and Portland and Eugene, Oregon, branches (“Operating Profit”) during the twelve-month period ending June 30, 2006 is at least $400,000. 50% of such additional purchase price will be paid in cash and the remaining 50% shall be paid in the form of Common Stock. The additional purchase price will be $300,000 if Operating Profit is between $400,000 and $550,000; $500,000 if Operating Profit is between $550,000 and $650,000; $900,000 if Operating Profit is between $650,000 and $700,000 and $1,000,000, plus 50% of the Operating Profit over and above $700,000, if Operating Profit exceeds $700,000.

     The Asset Purchase Agreement and press release are filed as exhibits hereto and are incorporated by reference. The descriptions of the Asset Purchase Agreement set forth above do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreement.

ITEM 3.02 UNREGISTERED SALES OF SECURITIES

     Pursuant to Item 3.02 of Form 8-K, the Company is required to file a Current Report on Form 8-K to report particular information related to sales of unregistered shares of its Common Stock, if the aggregate number of such shares of Common Stock sold since the filing of the Company’s last Current Report on Form 8-K or the Company’s last periodic report, whichever is more recent, is equal to or greater than 1% of its outstanding shares of Common Stock.

     The information disclosed under Item 1.01 of this Current Report on Form 8-K with respect to the Company’s unregistered sale of 63,516 shares of Common Stock and the additional issuances of Common Stock to be made pursuant to the Asset Purchase Agreement is incorporated into this Item 3.02 in its entirety. The Company is relying on the exemptions from registration provided pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated June 29, 2005, by and among InfoGroup Northwest, Inc., Duane Daggett and the Company.

99.1	Text of press release, dated June 30, 2005.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-SECTOR CORPORATION

	By:	/s/ Brian Fontana

Date: June 30, 2005		Name:	Brian Fontana
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated June 29, 2005, by and among InfoGroup Northwest, Inc., Duane Daggett and the Company.

99.1	Text of press release, dated June 30, 2005.